                                                                  EXHIBIT (h)(1)
                       TRANSFER AGENT SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this 31st day of December, 1999, by and between Jundt Growth Fund, Inc., Jundt Funds, Inc. and American Eagle Funds, Inc., corporations organized under the laws of the State of Minnesota (each hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Company is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FMFS is in the business of providing, among other things, transfer agent and dividend disbursing agent services to investment companies; and

     WHEREAS, the Company desires to retain FMFS to provide transfer agent services to each of the portfolios of the Company, (each a "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as it may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:


1.   APPOINTMENT OF TRANSFER AGENT

     The Company hereby appoints FMFS as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   DUTIES AND RESPONSIBILITIES OF FMFS

     FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares;

     B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate

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                                                                          PAGE 2

          number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Arrange for issuance of Shares obtained through transfers of funds from Shareholders' accounts at financial institutions and arrange for the exchange of Shares for shares of other eligible investment companies, when permitted by Prospectus.

     D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

     E. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

     F. Process transfers of shares in accordance with the shareholder's instructions;

     G.   Process exchanges between funds and/or classes of shares of funds.

     H. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemption's and other confirmable transactions as agreed upon with the Company;

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                                                                          PAGE 3

     O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable Federal tax laws and regulations;

     P. Provide a Blue Sky System, which will enable the Company to monitor the total number of shares of the Fund, sold in each state. In addition, the Company or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent;

     Q. Answer correspondence from shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and the Company.

     Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the following paragraph.

     FMFS will reimburse the Fund(s) for any net material loss that may exist on the Fund(s) books and for which FMFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts the Fund's net asset value by more than 1/2 cent. Gains and losses will be accumulated on a daily basis, will be reflected on the Fund's daily share sheet, and will be settled on a monthly basis. FMFS will notify the Fund's advisor on the daily share sheet of any losses for which the Fund's adviser may be held accountable.

3.   COMPENSATION

     FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.   REPRESENTATIONS OF FMFS

     FMFS represents and warrants to the Company that:

     A. It is a corporation duly organized, existing and in good standing under the laws of Wisconsin;

     B.   It is a registered transfer agent under the Exchange Act.

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                                                                          PAGE 4

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to FMFS that:

     A.   The Company is an open-end investment company under the 1940 Act;

     B. The Company is organized, existing, and in good standing under the laws of Minnesota;

     C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

     6.   PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

     FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to the refusal or failure to comply

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                                                                          PAGE 5

with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company.

     The Company will indemnify and hold FMFS harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Company or the principal underwriter (unless contributed to by FMFS breach of this Agreement or other Agreements between the Fund and FMFS, or FMFS own negligence or bad faith); or as a result of FMFS acting upon telephone instructions relating to the exchange or redemption of shares received by FMFS and reasonably believed by FMFS under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

     FMFS shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

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                                                                          PAGE 6

     Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim, which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

7.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.   TERM OF AGREEMENT

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

9.   RECORDS

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the

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                                                                          PAGE 7

property of the Company and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Company on and in accordance with its request.

10.  GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.  DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FMFS has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12.  NOTICES

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

     Firstar Mutual Fund Services, LLC
     Attn:  Julie Paulus
     615 East Michigan Street
     Milwaukee, WI  53202

     and notice to the Funds shall be sent to:

     Jundt Associates, Inc.
     Attn:  Jon Essen
     1550 Utica Avenue South, Suite 950
     Minneapolis, MN 55416

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                                                                          PAGE 8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


JUNDT GROWTH FUND, INC.                       FIRSTAR MUTUAL FUND SERVICES, LLC
JUNDT FUNDS, INC.
AMERICAN EAGLE FUNDS, INC.


By:______________________________             By: ______________________________


Attest:__________________________             Attest:___________________________

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                                                                          PAGE 9

                    TRANSFER AGENT AND SHAREHOLDER SERVICING
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

          NAME OF SERIES                                         DATE ADDED
          --------------                                         ----------
     Jundt Growth Fund, Inc.                                      12/31/99
              Jundt Growth Fund (Class A, B, C, I)
     Jundt Funds, Inc.                                            12/31/99
          Jundt Opportunity Fund (Class A, B, C, I)
          Jundt Twenty-Five Fund (Class A, B, C, I)
          Jundt U. S. Emerging Growth Fund (Class A, B, C, I)
     American Eagle Funds, Inc.                                   12/31/99
          American Eagle Capital Appreciation
          American Eagle Twenty Fund


Annual Fee
                  $16.00 per shareholder account
                  Minimum annual fees of $12,000 per class - Jundt Funds
                  Minimum annual fees of $10,000 per class - American Eagle

Extraordinary services quoted separately.
                 Conversion estimate (Jundt Growth Fund, Inc. and Jundt Funds,
                 Inc.) - $55,000 - $85,000

Activity Charges
                  Telephone Call - $1.00 per call
                  Draft Check Processing - $1.00 per draft
                  Daily Valuation Trades - $6.75 per trade
                  ACH Shareholder Services
                           $125.00 per month per fund group
                           $   .50 per ACH item, setup and/or change
                           $  5.00 per correction, reversal, return item

Plus Out-of-Pocket Expenses, including but not limited to:
                  Telephone - toll free  lines                                Proxies
                  Postage                                                     Retention  of records
                  Programming                                                 Microfilm/fiche of records
                  Programming for select data requests                        Special reports
                  Stationery/envelopes                                        ACH fees
                  Mailing                                                     NSCC charges
                  File  transfers - $160.00 per month and $.01 per record

Qualified Plan Fees (Billed to Investors)
                  Annual maintenance fee per account                          $12.50 / acct.  (Cap at $25.00 per SSN)
                  Education IRA                                               $ 5.00 / acct.  (Cap at $25.00 / per  SSN)
                  Transfer to successor trustee                               $15.00 / trans.
                  Distribution to participant                                 $15.00 / trans. (Exclusive of SWP)
                  Refund of excess contribution                               $15.00 / trans.


                                                                         PAGE 10

Additional Shareholder Fees (Billed to Investors)
                  Any outgoing wire transfer                                  $12.00 / wire
                  Telephone Exchange                                          $ 5.00 / exchange  transaction
                  Return check fee                                            $25.00 / item
                  Stop payment                                                $20.00 / stop
                  (Liquidation, dividend, draft check)
                  Research fee                                               $  5.00 / item
                  (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

                                  MISCELLANEOUS
                              OUT-OF-POCKET CHARGES

NSCC Interfaces
         Setup
                  Fund/SERV, Networking ACATS, Exchanges                        $5,000 setup (one time)
                  Commissions                                                   $5,000 setup (one time)
         Processing
                  Fund/SERV                                                     $ 50.00 / month
                  Networking                                                    $250.00 / month
                  CPU Access                                                    $ 40.00 / month
                  Fund/SERV Transactions                                        $   .35 / trade
                  Networking - per item                                         $  .025 / monthly dividend fund
                  Networking - per item                                         $  .015 / non-mo. dividend fund
                  First Data                                                    $   .10 / next-day Fund/SERV trade
                  First Data                                                    $   .15 / same-day Fund?SERV trade

NSCC Implementation
                  8 to 10 weeks lead time

DAZL (Direct Access Zip Link - Electronic mail interface to financial advisor network)

                  Setup                                                         $5,000 / fund group
                  Monthly Usage                                                 $1,000 / month
                  Transmission                                                  $ .015 / price record
                                                                                $ .025 / other record
                  Enhancement                                                   $  125 / hour

Forms Costs
         Statement Paper                                                        $ .038 / item
         #9, #10 Envelopes                                                      $ .043 / item
         Check/Statement Paper                                                  $  .25 / item
         Certificate                                                            $ 1.00 / item
         Wire Order Confirm (non-NSCC)                                          $  .22 / item
         Presort Postage (one ounce)                                            $  .34 / item

Shareholder System Select Request                                               $200,00/request
Systems Development/Programming                                                 $150.00 / hour
Fund Group Additions                                                            $2,000.00 / fund group
Lost Shareholder Search (Keane Tracers)                                         $ 3.00 / search
Custom Programming                                                              $150.00 / hour

Fees and out-of-pocket expenses are billed to the Funds monthly.